As filed with the Securities and Exchange Commission on October 17, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware	3841	33-0909022
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

411 Landmark Drive
Wilmington, NC 28412-6303
(910) 332-1700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Randall
President and Chief Executive Officer
TranS1 Inc.
411 Landmark Drive
Wilmington, NC 28412-6303
(910) 332-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Bruce Feuchter, Esq.	Marc D. Jaffe, Esq.
Michael A. Hedge, Esq.	Latham & Watkins LLP
Stradling Yocca Carlson & Rauth	885 Third Avenue
660 Newport Center Drive, Suite 1600	New York, New York 10022
Newport Beach, California 92660	(212) 906-1200
(949) 725-4000
B. Shayne Kennedy, Esq.
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
(714) 540-1235

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-144802
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each	Aggregate Offering	Registration
Class of Securities to be Registered	Price (1)(3)	Fee(2)(3)
Common Stock ($0.0001 par value)	$6,375,000	$196

(1)	Includes shares of Common Stock subject to the underwriters option to purchase additional shares.

(2)	Fee calculated pursuant to Rule 457(o) and Section 6(b) of the Securities Act of 1933, as amended.

(3)	The Registrant previously registered an aggregate of $88,550,000 of Common Stock on a Registration Statement on Form S-1 (File No. 333-144802), as amended, which was declared effective on October 16, 2007 and for which a filing fee of $2,719 was previously paid.

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.2

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement on Form S-1 is being filed with respect to an increase in the proposed maximum offering price per share of the common stock, par value $0.0001 per share (the “Common Stock”), of TranS1 Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of an independent registered public accounting firm. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144802) (the “Original Registration Statement”), initially filed by the Registrant on July 24, 2007 and declared effective by the Securities and Exchange Commission on October 16, 2007. The Registrant is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering price for the Common Stock offered to reflect the actual initial public offering price of the Common Stock. Pursuant to Rule 462(b), the contents of the Original Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on the 17th day of October, 2007.

TRANS1 INC.
By:	/s/ Richard Randall
Richard Randall
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard Randall Richard Randall	President, Chief Executive Officer and Director (Principal Executive Officer)	October 17, 2007
/s/ Michael L. Luetkemeyer Michael L. Luetkemeyer	Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2007
* Michael Carusi	Director	October 17, 2007
* Mitchell Dann	Director	October 17, 2007
* James Shapiro	Director	October 17, 2007
* Jonathan Osgood	Director	October 17, 2007

*By:	/s/ Richard Randall
Richard Randall
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1)*
23.2	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney

*	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144802), initially filed by the Registrant on July 24, 2007 and declared effective by the Securities and Exchange Commission on October 16, 2007.